UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

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July 7, 2020

Dear Fellow Shareholder,

As you may know, CoreLogic recently received an unsolicited acquisition proposal for $65.00 per share in cash from two of its shareholders, Senator Investment Group LP and Cannae Holdings Inc. After a careful and thorough review, conducted in consultation with our independent financial and legal advisors, the Board unanimously rejected the proposal based on its belief that the proposal significantly undervalues CoreLogic, is opportunistically timed, fails to address serious regulatory concerns, and is not in the best interests of shareholders other than Senator and Cannae.

We want to explain to you why we made this decision and why you can be confident that your Board is laser-focused on delivering maximum value to shareholders.

Senator and Cannae’s Proposal is Opportunistically Timed to Benefit Them

Senator and Cannae are experienced investors who have an understanding of our business and our industry. They know CoreLogic has transformed its business model, is generating significant momentum, and has a wealth of opportunities across its business.

Their proposal is opportunistically timed to acquire CoreLogic at a low valuation and then take all the upside that is rightfully yours.

Even their announcement timing was opportunistic, and their public letter appears designed to mislead shareholders. On the evening of June 25, the day before Senator and Cannae announced their proposal, CoreLogic raised Q2 guidance, which resulted in the stock price increasing by ~9% to $57.80 in after-hours trading. Senator and Cannae scrambled to get their announcement out before the market opened on June 26 and before the impact of CoreLogic’s announcement was reflected in the stock price, so they could claim it provided a large premium. In fact, their proposal represents only a 12.5% premium to where CoreLogic had traded on fundamentals the night before.

Senator and Cannae suggested that CoreLogic increased guidance to thwart them, but they know full well that CoreLogic had no knowledge of their proposal until we saw their press release on June 26. Indeed, it appears that Senator and Cannae didn’t intend to submit their proposal that morning, and it was only after they saw the positive impact our guidance had on our after-market share price that they did so. Evidence of this haste is that they had not even completed their acquisition of the 15% economic ownership they claimed in their press release. Based on their own SEC filings, they acquired over 3% on June 26 after their pre-market announcement. Tellingly, they bought some shares at prices above $68.00 per share, revealing that they know the shares are worth more than $65.00 per share.

CoreLogic’s Board Has Transformed the Business and Has a Strong Track Record

Since the spin-off in 2010, CoreLogic’s highly qualified Board has overseen successful execution on key initiatives and repositioned the Company into a stronger business with an improved growth and margin profile. CoreLogic is now a less cyclical, more diversified business, with a favorable business mix, differentiated technology, and growth and margin enhancement from productivity initiatives. Over that period, the Board has overseen:

•	Growth in share and market leadership in key operating units

•	Building out high-margin growth drivers: insurance, spatial/hazard, valuation, marketing and realtor solutions

•	Scaling of core mortgage operations

•	Bundled solution packages leveraging our efficient and integrated technology and back-office infrastructure

•	Successful cost productivity initiatives

•	Margins exceeding 30% in last 12 months with further margin expansion expected

•	Migration to Google Cloud Platform

•	Investment in automation and AI

•	Organizational efficiencies/managing headcount

•	Revenue mix shift toward platform and higher profit solutions driving predictability and margins

•	Expanded platform offerings related to mortgage underwriting, home purchase-related marketing services, and insurance and spatial solutions

Executing on these initiatives has led to strong financial results – CoreLogic has met or exceeded consensus estimates for revenue and adjusted EBITDA in each of the past five quarters.

We Have Strong Momentum and it is Accelerating

CoreLogic remains committed to leveraging content, technology and connectivity to power growth, and our momentum continues to accelerate as we execute our plan. In Q1 2020, CoreLogic delivered growth in market share, revenues, free cash flow and earnings per share driven by growth in the core mortgage business as well as the insurance and spatial businesses.

The actions taken to position our business for substantial value creation are already being realized, as evidenced by our increase in Q2 and FY 2020 guidance as well as newly provided guidance for 2021 and 2022. Specifically, this includes:

•

Increasing fiscal 2020 revenue guidance to $1,840 to $1,880 million, adjusted EBITDA guidance to $565 to $585 million, and adjusted EPS guidance to $3.40 to $3.60 — midpoint increases of 9%, 12% and 21%, respectively

•	Providing 2021 revenue guidance of $1,910 to 1,950 million and adjusted EBITDA guidance of $595 to 615 million

•	Providing 2022 revenue guidance of $2,000 to 2,040 million and adjusted EBITDA guidance of $630 to 650 million

•	Increasing share repurchase authorization to $1 billion

We are Market Leaders and Strategic Partners to Clients and Continue to Diversity our Business Mix

Fundamental to the strength of our market position are the efforts taken to diversify our verticals and geographic footprint. Over the last few years, we have grown share and leadership positions in key operating units and built out high-margin growth drivers across insurance, spatial/hazard, valuation, marketing and realtor solutions. We continue to scale our mortgage operations as we further diversify into adjacent business opportunities.

CoreLogic is also evolving to a more predictable revenue mix expected to further drive margins, as well as transforming mission-critical data and workflow solutions through technology and data innovations by migrating toward the Google Cloud Platform. We anticipate realizing associated cost efficiencies and enhanced security measures from the transition.

Based on our forecasted 2021 EBITDA, the Senator/Cannae proposal is in line with our standalone value based on EV/EBITDA multiples we have traded at recently. It provides no takeover premium, ascribes no value to our recently announced business wins and strong pipeline, and ignores the impact of increased return of capital. Furthermore, it fails to reflect potential multiple expansion underpinned by our transformed business and strong guidance. The reality is that CoreLogic today has growth and margin profiles consistent with other publicly traded information service providers.

Proposal Raises Serious Regulatory Concerns

The proposal also fails to address serious regulatory concerns raised by the significant overlaps between CoreLogic and the network of companies associated with Cannae’s Chairman, including Black Knight and Fidelity National. Senator and Cannae fail to acknowledge the inherent regulatory risks in their proposal or address how a transaction could receive regulatory approval and how long that could take.

Commitment to Value

CoreLogic’s Board is committed to delivering value to CoreLogic shareholders who are already reaping the benefits of our progress.

We are open to all viable opportunities to increase value, and we are willing to meet with Senator and Cannae to learn more about their proposal and position on a number of important matters, including ability to deliver appropriate value and plans to address regulatory and other concerns.

We will continue to work tirelessly on your behalf to generate superior shareholder value.

Best Regards,

The CoreLogic Board of Directors

SAFE HARBOR/FORWARD-LOOKING STATEMENTS

Certain statements made in this letter are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.’s (“CoreLogic”, the “Company” or “us”) expected financial results in 2020, 2021 and 2022; overall mortgage market volumes; market opportunities; shareholder value creation; statements regarding our strategic plans or growth strategy; and the near and long-term consequences of the unsolicited proposal we received from Cannae Holdings, Inc. (“Cannae”) and Senator Investment Group, LP (“Senator”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

USE OF NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

This letter contains certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EPS, which are provided only as supplemental information. These non-GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company’s financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% for 2020. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Because the non-GAAP measures included herein are forward-looking, the Company is not able to provide a reconciliation, without unreasonable efforts, of its forward-looking guidance of adjusted EBITDA or adjusted EPS to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In the event that Senator and Cannae file a consent solicitation statement or a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a solicitation to, among other things, possibly remove directors in furtherance of the Unsolicited Proposal (the “Solicitation”), the Company plans to file a proxy statement or a consent revocation statement, as applicable (each, a

“Solicitation Statement”), with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.